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                                                      EXHIBIT 3.1

                      STATE OF NEW HAMPSHIRE

Filing fee:    $ 35.00                                Form No. 14
Use black print or type.                           RSA 293-A:10.06
Leave 1" margins both sides.

                      ARTICLES OF AMENDMENT
                              to the
                    ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS
CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING
ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

     FIRST:  The name of the corporation is CFX Corporation.

     SECOND:  The text of each amendment adopted is:

     RESOLVED: That, in order to increase the number of authorized shares of the Company's Common Stock $.66 2/3 par value, from 22,500,000 shares to 50,000,000 shares, the Board of Directors hereby proposes and recommends for the approval of the shareholders of the Company the amendment of Article Four of the Company's Articles of Incorporation to read as follows:

     "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

               Fifty-three million (53,000,000), consisting of

               1. Three Million (3,000,000) shares of preferred stock, one dollar ($1.00) par value per share; and

               2. Fifty Million (50,000,000) shares of common stock, sixty-six and two thirds cents ($.66
                    2/3) par value per share.

                    (See Also Appendix I)"

     THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

     FOURTH:  The amendments were adopted on July 30, 1997.




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       FIFTH:  (Check one)

       A. _____ The amendments were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

       B.   X    The amendments were approved by the shareholders.
          _____


   Designation                                                Number of Votes
(class or series)                             Number of         indisputably
  of voting             Number of           votes entitled     represented at
    group          shares outstanding         to be cast        the meeting
----------------   -------------------     ----------------   ---------------
 Common Stock          13,005,793             13,005,793        11,023,641
$.66 2/3 par value

   Designation
(class or series)                                            Total number of
   of voting            Total number of votes cast:*   OR       undisputed
     group                  FOR         AGAINST               votes cast FOR
-----------------           ---         -------              ---------------
   Common Stock         10,225,941      705,875                 ---
   $.66 2/3 par value


                              *Abstained: 91,825

      SIXTH: The number cast for the amendments by each voting group was sufficient for approval by each voting group.


  Dated:   August 20, 1997
                                CFX CORPORATION
                                -------------------------


                               By  /s/ Peter J. Baxter
                                 ------------------------
                               Signature of its President

                               Peter J. Baxter
                               --------------------------
                               Print or type name


  Notes: 1.  All sections under "B." must be completed.  If any voting group is entitled to vote separately, give respective information for each voting group. (see RSA 293-A:1.40 for definition of voting group.)

         2. Exact corporate name of corporation adopting articles of amendment.



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       3.  Signature and title of person signing for the
           corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.


Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to:
Secretary of State, State House, Room 204, 107 North Main Street,
Concord, NH  03301-4989











































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